UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

KAIROUS ACQUISITION CORP. LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

KAIROUS ACQUISITION CORP. LIMITED
Amendment to Definitive Proxy Statement Relating to the Annual Meeting of Stockholders to be held on December 6, 2024

EXPLANATORY NOTE

This proxy statement amendment (this “Amendment”) updates and amends our definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on November 18, 2024 regarding the 2024 Annual Meeting of Stockholders of Kairous Acquisition Corp. Limited (the “Annual Meeting”) to be held at 10:00 a.m., Local Time on December 6, 2024 , at Anantara Siam Bangkok, 155 Rajadamri Road, Bangkok 10330, Thailand (and via video conference at https://www.cstproxy.com/kairousacquisitioncorp/2024). Except as updated by this Amendment, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or in person at the Annual Meeting. Capitalized terms not defined in this Amendment have the meanings set forth in the Proxy Statement.

Upon written request to Secretary, Kairous Acquisition Corp. Limited, Level 39 Marina Bay Financial Centre Tower 2, 10 Marina Boulevard, City Singapore Postcode 018983, Singapore, we will provide without charge to each person requesting a copy of our 2023 Annual Report on Form 10-K, including the financial statements filed therewith. We will furnish a requesting shareholder with any exhibit not contained therein upon specific request.

The Notice of Annual Meeting of Shareholders, the Proxy Statement and the proxy card accompany this letter, together with our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 will be first mailed to our shareholders on or about November 18, 2024. From and after the date of this Amendment, all references to the “Proxy Statement” are to the Proxy Statement as amended hereby. The Proxy Statement contains important information, and this Amendment should be read in conjunction with the Proxy Statement.

If you have already voted and would like to change or revoke your vote on any proposal, please refer to the disclosure in the Proxy Statement for instructions on how to do so.

AMENDMENT TO PROXY STATEMENT

The purpose of this Amendment is to amend the definitive proxy statement on Schedule 14A filed by Kairous Acquisition Corp. Limited with regards to the Record Date, exercise date of redemption rights and the Proxy Card.

Voting Rights and Revocation of Proxies

The “Record Date” appears in the Notice of Annual General Meeting of Shareholders to be Held on December 6, 2024 section on page 4 of the Proxy Statement, and in the Voting Rights and Revocation of Proxies section on page 7 of the Proxy Statement. The paragraphs of such sections are amended and restated to read in its entirety as follows:

“The Board has fixed the close of business on November 12, 2024 as the record date for the meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.”

“ The record date with respect to this solicitation is the close of business on November 12, 2024 (the “Record Date”) and only shareholders of record at that time will be entitled to vote at the Annual Meeting and any adjournment or adjournments thereof.”

Exercise date of Redemption Rights

The exercise date of Redemption Rights appears under the Redemption Rights section on page 9 of the Proxy Statement. The paragraph of such section is amended and restated to read in its entirety as follows:

“In order to exercise your redemption rights, you must submit a request in writing prior to 5:00 p.m., Eastern time on December 4, 2024 (two (2) business days before the Annual Meeting) that we redeem your Public Shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor 1 State Street, 30th Floor
Attention: SPAC Redemption Team
E-mail: spacredemptions@continentalstock.com”

Proxy Card

Paragraphs 1 and 2 of the Proxy Card is amended and restated to read in its entirety as follows:

“Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on December 6, 2024: The Proxy Statement and Annual Report on Form 10-K are available on https://www.cstproxy.com/kairousacquisitioncorp/2024.”

“The undersigned hereby appoints Mr. Athiwat Apichote and Ms. Usanee Lekvanichkul individually, each with full power of substitution, as proxy of the undersigned to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Kairous Acquisition Corp. Limited, to be held on December 6, 2024 at 10 a.m. local time at Anantara Siam Bangkok, 155 Rajadamri Road, Bangkok 10330,. and virtually by visiting https://www.cstproxy.com/kairousacquisitioncorp/2024 and entering the control number included on your proxy card, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of Annual Meeting, dated November 18, 2024 (the “Notice”), a copy of which has been received by the undersigned, as follows:”